Exhibit 99.3

ANCESTRY.COM INC. ANNOUNCES NEW $50 MILLION SHARE REPURCHASE PROGRAM
PROVO, Utah, October 26, 2011 — Ancestry.com Inc. (Nasdaq:ACOM), the world’s largest online family history resource, today announced that its board of directors has authorized the repurchase of up to $50 million of its outstanding common stock. Ancestry.com shares may be repurchased from time to time through September 30, 2012 in the open market or in privately negotiated transactions.
“The decision to initiate this new share repurchase program reflects our continued confidence in the long-term growth prospects of the company,” said Tim Sullivan, Chief Executive Officer of Ancestry.com. “Our healthy balance sheet and strong free cash flow generation, should allow us to continue investing in our business while also returning capital to stockholders.”
Ancestry.com expects to fund the repurchases using cash on hand and an existing credit facility. The amount and timing of specific repurchases, if any, will depend on market conditions, stock price, and other factors. As of September 30, 2011, Ancestry.com had cash and cash equivalents of $46.9 million and 44.0 million basic shares of common stock outstanding.
About Ancestry.com
Ancestry.com Inc. (Nasdaq:ACOM) is the world’s largest online family history resource, with approximately 1.7 million paying subscribers. More than 7 billion records have been added to the site in the past 15 years. Ancestry users have created more than 28 million family trees containing over 2.8 billion profiles. In addition to its flagship site www.ancestry.com, Ancestry.com offers localized Web sites designed for nine countries that empower people to discover, preserve and share their family history.
Forward-looking Statements
This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated in these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “appears,” “may,” “designed,” “expect,” “intend,” “focus,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “should,” “continue” or “will” or the negative of these terms or other comparable terminology. These statements include statements regarding the expected repurchase of shares, our growth prospects, our ability to maintain a healthy balance sheet and generate free cash flow, our continued investment in our business, the return of capital to our stockholders, the amount of shares, if any, that may be repurchased and the timing of any such repurchases. These forward-looking statements are based on information available to us as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond our control. In particular, such risks and uncertainties include market conditions; our common stock price; failure to achieve anticipated revenues and operating results; our continued ability to attract and retain subscribers; our continued ability to acquire content and make it available online; difficulties encountered in integrating acquired businesses and retaining customers; failure of our products to meet customer demands or expectations; the adverse impact of competitive product announcements or launches; failure of subsequent seasons of Who Do You Think You Are? to yield results comparable to prior seasons; changes in overall economic conditions; the inability to attract and retain key employees; competitors’ actions; pricing and gross margin pressures; inability to control costs and expenses; and significant litigation. Information concerning additional factors that could cause results to differ materially from those contained in the forward-looking statements is contained under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, and in discussions in other of our SEC filings.
These forward-looking statements should not be relied upon as representing our views as of any subsequent date and we assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.
For more information:

Investors:	Media:
Ancestry.com Inc.	Ancestry.com Inc.
Deborah Crawford	Heather Erickson
(801) 705-7942	(801) 705-7104
dcrawford@ancestry.com	herickson@ancestry.com